1997 AMERICAN CAPITOL INSURANCE COMPANY
                   KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN

                        GRANT OF INCENTIVE STOCK OPTION

                              (Grant No. -------)


THIS AGREEMENT is made as of the 2nd day of September, 1997 (the "Grant Date"), by American Capitol Insurance Company, a Texas corporation (the "Company") and John D. Cornett (the "Grantee"), an employee of the Company, pursuant to the 1997 American Capitol Insurance Company Key Employee Incentive Stock Option Plan (the "Plan"). A copy of the Plan is appended and made a part of this Agreement.

WHEREAS, the Board of Directors of the Company (the "Board of Directors") has adopted the Plan for the benefit of certain employees of the Company; and

WHEREAS, the undersigned comprise all of the duly elected, qualified and acting members of the Compensation Committee of the Board of Directors and, as such, are authorized to select and designate employees of the Company as key employees and to grant Incentive Stock Options pursuant to the Plan; and

WHEREAS, pursuant to the Plan, the Board of Directors regards the Grantee as a key employee and has determined that it would be in the interest of the Company and its shareholders to grant the option provided herein in order to encourage the Grantee to acquire a greater proprietary interest in the success of the Company, to continue employment with the Company and to render superior performance during such employment; and

WHEREAS, the Grantee does not own 10% or more of the voting stock of the Company;

NOW THEREFORE, the Company, acting by and through this unanimous action of the Compensation Committee of its Board of Directors, and Grantee confirm the foregoing recitations and agree as follows:

1. Grant of Option. Subject to the terms and conditions herein, the Company grants to the Grantee, an option (the "Option"), effective on the above Grant Date, to purchase one hundred (100) shares (the "Option Shares") of the Common Stock of Acap Corporation ("Acap"), par value of $.10 per share (the "Common Stock"), at a price of $240 per share (the "Option Price"), which price is equal to the Fair Market Value (as defined in Section 1.2 of the Plan) per share of the Option Shares on the Grant Date. Such Option is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Internal Revenue Code, as amended.

2. Conditions of Exercise. The Option is exercisable only in accordance with the conditions stated in this paragraph.

     (a) Except as provided in subparagraph (b) of paragraph 8, the Option may be exercised to the extent the Option Shares are available for purchase in accordance with the following schedule:

               Anniversary of                     Percentage of
                 Grant Date             Shares Available for Purchase

               Prior to the 5th                        Zero
               After the 5th                           100%
               After the 10th                          Zero

     (b) To the extent an Option is exercisable, such option may be exercised in whole or in part (at any time) until such option lapses.

3. Manner of Exercise. The Option shall be considered exercised on the latest of (i) the date of exercise designated in the written notice referred to in subparagraph (a), (ii) if the date so designated is not a business day, the first business day following such date or (iii) the earliest business day by which the Company has received all of the following:

     (a) Written notice, in such form as the Company may require, designating, among other things, the date of exercise and the number of Option Shares to be purchased;

     (b) If the Option is to be exercised, payment of the Option Price in such form as the Company may require; and

     (c)  Any other documentation that the Company may reasonably require.

4. Withholding for Taxes. Grantee agrees to pay or reimburse the Company for any federal, state or local taxes required to be withheld by the Company upon the exercise of the Option, at such time and upon such terms and conditions as the Company may prescribe.

5. Delivery by the Company. After receipt of all items referred to in paragraph 3 and any payment required by paragraph 4, the Company shall deliver to the Grantee a certificate or certificates issued in Grantee's name for the number of Option Shares purchased by exercise of the Option. If delivery is by mail, delivery of shares of Common Stock shall be deemed effected for all purposes when the certificate or certificates, as the case may be, shall have been deposited in the
     United States mail, addressed to the Grantee.   In no event shall the
     Company be liable for any delay in the issuance of the stock certificate or certificates, as the case may be, if its delay, if any, shall be reasonable under the circumstances or for cause.

6. Nontransferability of Option. During Grantee's lifetime, the Option is not transferable (voluntarily or involuntarily) and is exercisable only by Grantee, provided, however, if Grantee ceases to have legal capacity to act, his or her duly appointed and qualified legal representative shall be entitled to act on Grantee's behalf and such person shall be deemed the Grantee. Following Grantee's death, the Option, if otherwise exercisable, may be exercisable by the person to whom such option passes according to Grantee's will or the laws of descent and distribution, and such person shall be deemed the Grantee.

7. No Shareholder Rights. Grantee shall not be deemed for any purpose to be a shareholder of the company with respect to any shares of Common Stock as to which this Agreement relates until such shares shall have been transferred to Grantee by the Company. Furthermore, the existence of this Agreement shall not affect the right or power of the Company or its shareholders, or Acap or its shareholders, to accomplish any corporate act.

8.   Adjustments.

     (a) The Board of Directors, in accordance with Section 3.1 of the Plan, shall make appropriate adjustments to the Option in the event of a change in the Common Stock occurring after the Grant Date.

     (b) Upon the dissolution or liquidation of the Company or Acap, the Option shall terminate; however, Grantee shall be given the opportunity, prior to such termination, to exercise the Option with regard to subparagraph (a) of paragraph 2.

     (c) Except as provided in subparagraphs (a) and (b), the issuance by Acap of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect this Agreement or the rights granted herein.

9. Restrictions Imposed by Law. Notwithstanding any other provision of this Agreement, Grantee agrees that Grantee will not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company, or Acap, and any national securities exchange upon which the Common Stock is listed. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock to comply with any law or regulation of any governmental authority.

10.  Termination of Option.

     (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").

     (b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death. Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of a disability (within the meaning of Section 22(e)(3) of the Code),
          (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

     (c) In the event of the death of Grantee or in the event Grantee ceases to have legal capacity to act, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

     (d) A transfer of the Grantee's employment between the Company and any affiliate of the Company, or between any affiliates of the Company, shall not be deemed to be a termination of the Grantee's employment.

     (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any affiliate of the Company,
          (ii) breach any covenant not to compete, or obligation of confidentiality, or employment contract, with the Company or any affiliate of the Company, or (iii) engage in conduct that would warrant the Grantee's discharge for cause, any unexercised portion of the Option shall immediately terminate and be void, and any exercise of such a voidable Option shall be rescindable by the Committee.

11. Notice. Unless the Company notifies Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be sent by first class mail, postage prepaid and addressed as follows:

     1997 American Capitol Insurance Company Key Employee Incentive Stock Option Plan
     Attention:  Chairman
     P. O. Box 42814
     Houston, TX 77042-2814

     Any notice or communication to the Grantee with respect to this Agreement shall be in writing and shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.

12. Amendment. Notwithstanding any other provision hereof, this Agreement may be amended, without the consent of the Grantee, as follows:

     (a) The Agreement may be cancelled or amended by the Board of Directors at any time if the Board of Directors determines that cancellation or amendment is necessary or advisable because of any change or clarification after the Grant Date of any law or governmental regulation, including any applicable federal or state securities law;

     (b) Subject to any required approval by Company shareholders, the Board of Directors may amend or cancel this Agreement at any time for reasons other than those stated in subparagraph (a); provided that such action shall not adversely affect the Option to the extent then exercisable.

13. Grantee Employment. Nothing this Agreement shall limit the right of the Company to terminate the Grantee's employment or otherwise impose upon the Company an obligation to employ the Grantee.

14. Determinations. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. This Agreement is made pursuant to the Plan, which is incorporated by reference thereto for all purposes, and reference is made to the Plan in respect to all matters not expressly set forth in this Agreement. In the event of any inconsistency between the terms of the Plan and this Agreement, or any matter not expressly set forth in this Agreement, the terms of the Plan shall control. The validity and interpretation of this Agreement shall be determined, exclusively, in accordance with the laws of the State of Texas.

15. Grantee Acceptance. Grantee shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy to the Company. THIS AGREEMENT IS CONTINGENT UNTIL SUCH ACCEPTANCE. THE COMPANY MAY REVOKE THE OPTION, AND VOID ALL OBLIGATIONS UNDER THIS AGREEMENT, AT ANY TIME BEFORE THE COMPANY HAS RECEIVED A FULLY EXECUTED COPY OF THIS AGREEMENT FROM THE GRANTEE.


AMERICAN CAPITOL INSURANCE  COMPANY

By:  Members of the Compensation Committee:

     /s/C. Stratton Hill, Jr., M. D.           /s/R. W. Daniels
     -------------------------------           ---------------------------
     C. Stratton Hill, Jr., M. D.                 R. W. Daniels

ACCEPTED:
    /s/John D. Cornett, Grantee
    --------------------------------
     John D. Cornett, Grantee